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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 30, 2007 (May 29, 2007)
Date of Report (Date of earliest event reported)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices, including zip code)

(212) 771-0505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Exhibit Index Appears on Page 4.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SEC 873 (11-06)

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Section 8 – Other Events

Item 8.01 Other Events.

     On May 29, 2007, CIT Group Inc. (“CIT”) made available to investors a pricing supplement no. 32, dated May 29, 2007, a prospectus supplement, dated February 10, 2006 and a prospectus, dated January 19, 2006, with respect to the issuance of CIT’s 5.750% Senior Notes due June 15, 2014 (the “5.7500% Senior Notes”), the 6.000% Senior Notes due June 15, 2017 (the “6.000% Senior Notes), and the 6.200% Senior Notes due June 15, 2022 (the “6.200% Senior Notes” and, together with the 5.750% Senior Notes and the 6.000% Senior Notes, the “Notes”) pursuant to an indenture, dated as of January 20, 2006, between CIT and JPMorgan Chase Bank, N.A., as trustee (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of February 13, 2007, between CIT and The Bank of New York, as successor Trustee (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

     CIT filed a form of the Base Indenture as Exhibit 4.3 to its shelf registration statement (File No. 333-131159), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”) on January 20, 2006 and the First Supplemental Indenture as Exhibit 4.1 to its report on Form 8-K, dated February 6, 2007, filed with the Commission on February 13, 2007.

     In connection with the issuance of the Notes, John P. Sirico, II, a Vice President and Assistant General Counsel of CIT, has delivered an opinion to CIT, dated May 29, 2007, regarding the legality of the notes upon issuance and sale thereof on June 7, 2007. A copy of the opinion as to legality is attached as Exhibit 5.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed or furnished herewith:

	5.1	Opinion of CIT

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.

Dated: May 30, 2007	By:	/s/Glenn A. Votek
Name: Glenn A. Votek
Title: Executive Vice President & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of CIT